UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27001 Agoura Road, Suite 325 Calabasas Hills, California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition

On October 27, 2004, THQ Inc. (“THQ”) issued a press release announcing its financial results for the three and six months ended September 30, 2004.  A copy of the press release is attached hereto as Exhibit 99.1. Neither the information in this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In addition to results determined in accordance with United States generally accepted accounting principles (“GAAP”), the attached press release includes Non-GAAP financial measures for the three and six months ended September 30, 2003, which exclude a $4 million benefit to income from a settlement with the Company’s directors’ and officers’ insurance carrier.  Non-GAAP net income (loss) excluding such items is not recognized as a measure for financial statement presentation under GAAP. A reconciliation of GAAP net income to Non-GAAP net income (loss) that excludes these items is detailed in the press release financial tables. THQ has excluded these items and provided the Non-GAAP net income (loss) because the items are considered “non-operational” in nature and management believes that this information is useful for investors in evaluating THQ’s operational performance and for facilitating meaningful comparison between the 2003 and 2004 three and six month periods.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit Number	Description

	99.1	Press Release dated October 27, 2004, relating to THQ’s financial results for the three and six months ended September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser
Date: October 27, 2004		Edward K. Zinser
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated October 27, 2004, relating to THQ’s financial results for the three and six months ended September 30, 2004.